PRUDENTIAL SECTOR FUNDS, INC.

ARTICLES SUPPLEMENTARY

Prudential Sector Funds, Inc., a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:     Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by Article IV, Section 2 of the charter of the Corporation (the “Charter”) and Sections 2-105(c) and 2-208 of the Maryland General Corporation Law, the Board of Directors has duly reclassified authorized but unissued shares of common stock, $.01 par value per share, of the Corporation, and reallocated and designated such shares among the existing and new classes of the Corporation, as follows:

Prudential Jennison Health Sciences Fund          315,000,000 shares

Class A Common Stock                         85,000,000 shares

Class B Common Stock                         25,000,000 shares

Class C Common Stock                          50,000,000 shares

Class L Common Stock                          3,000,000 shares

Class M Common Stock                          1,000,000 shares

Class R Common Stock                          75,000,000 shares

New Class X Common Stock                     1,000,000 shares

Class Z Common Stock                          75,000,000 shares

Prudential Financial Services Fund               360,000,000 shares

Class A Common Stock                          90,000,000 shares

Class B Common Stock                          20,000,000 shares

Class C Common Stock                          70,000,000 shares

Class R Common Stock                          90,000,000 shares

Class Z Common Stock                          90,000,000 shares

Prudential Jennison Utility Fund                    925,000,000 shares

Class A Common Stock                         600,000,000 shares

Class B Common Stock                          60,000,000 shares

Class C Common Stock                          90,000,000 shares

Class R Common Stock                          75,000,000 shares

Class Z Common Stock                         100,000,000 shares

Common Stock                              400,000,000 shares

SECOND:     Prior to the reclassification and designation authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation had authority to issue was 2,000,000,000 shares, $.01 par value per share, having an aggregate par value of $20,000,000, further classified and designated among the classes of the Corporation as follows:

Prudential Jennison Health Sciences Fund          400,000,000 shares

Class A Common Stock                          50,000,000 shares

Class B Common Stock                         100,000,000 shares

Class C Common Stock                          50,000,000 shares

Class L Common Stock                          50,000,000 shares

Class M Common Stock                          50,000,000 shares

Class X Common Stock                          25,000,000 shares

New Class X Common Stock                     25,000,000 shares

Class Z Common Stock                          50,000,000 shares

Prudential Financial Services Fund               400,000,000 shares

Class A Common Stock                         100,000,000 shares

Class B Common Stock                         100,000,000 shares

Class C Common Stock                         100,000,000 shares

Class Z Common Stock                         100,000,000 shares

Prudential Jennison Utility Fund                    800,000,000 shares

Class A Common Stock                         400,000,000 shares

Class B Common Stock                         300,000,000 shares

Class C Common Stock                          50,000,000 shares

Class R Common Stock                          25,000,000 shares

Class Z Common Stock                          25,000,000 shares

Prudential Technology Fund                    400,000,000 shares

Class A Common Stock                         50,000,000 shares

Class B Common Stock                         100,000,000 shares

Class C Common Stock                          50,000,000 shares

Class L Common Stock                          50,000,000 shares

Class M Common Stock                          50,000,000 shares

Class X Common Stock                          25,000,000 shares

New Class X Common Stock                     25,000,000 shares

Class Z Common Stock                          50,000,000 shares

THIRD:     As reclassified and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 2,000,000,000 shares, $.01 par value per share, having an aggregate par value of $20,000,000, further classified and designated among the classes of the Corporation as follows:

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NYC_124470 7.2

Prudential Jennison Health Sciences Fund          315,000,000 shares

Class A Common Stock                         85,000,000 shares

Class B Common Stock                          25,000,000 shares

Class C Common Stock                          50,000,000 shares

Class L Common Stock                          3,000,000 shares

Class M Common Stock                          1,000,000 shares

Class R Common Stock                          75,000,000 shares

New Class X Common Stock                     1,000,000 shares

Class Z Common Stock                          75,000,000 shares

Prudential Financial Services Fund               360,000,000 shares

Class A Common Stock                          90,000,000 shares

Class B Common Stock                          20,000,000 shares

Class C Common Stock                          70,000,000 shares

Class R Common Stock                          90,000,000 shares

Class Z Common Stock                          90,000,000 shares

Prudential Jennison Utility Fund                    925,000,000 shares

Class A Common Stock                         600,000,000 shares

Class B Common Stock                          60,000,000 shares

Class C Common Stock                          90,000,000 shares

Class R Common Stock                          75,000,000 shares

Class Z Common Stock                         100,000,000 shares

Common Stock                              400,000,000 shares

FOURTH:     (a)     Each share of Class R Common Stock shall represent the same interest in the Corporation and has identical voting, dividend, liquidation and other rights as shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class L Common Stock, Class M Common Stock, New Class X Common Stock and Class Z Common Stock of the Corporation.

          (b)     Notwithstanding the foregoing and anything in the Charter to the contrary, shares of Class R Common Stock shall be issued and sold without any sales loads or charges, whether initial, deferred or contingent, or any combination thereof. Shares of Class R Common Stock may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940, as amended.

FIFTH:     The Corporation is registered as an open-end investment company under the Investment Company Act of 1940. The total number of shares of classes of stock that the Corporation has authority to issue has been increased or decreased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law as set forth above. However, the total number of shares of capital stock that the Corporation has authority to issue remains unchanged by these Articles Supplementary.

SIXTH:     These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, Prudential Sector Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on this 1st day of December, 2011.

WITNESS:                              PRUDENTIAL SECTOR FUNDS, INC.

/s/ Jonathan D. Shain                         By: /s/ Judy A. Rice

Jonathan D. Shain,                          Judy A. Rice,

Assistant Secretary                           President

THE UNDERSIGNED, President of Prudential Sector Funds, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

     /s/ Judy A. Rice
     Judy A. Rice, President

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